UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

OFA GROUP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42592	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Deep Valley Drive, Suite 200 Rolling Hills, CA	90274
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(800) 418-5160

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.01 per share	OFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Ernest Yeung as the Company’s Chief Financial Officer

On October 1, 2026, the Board of Directors (the “Board”) of OFA Group (the “Company”) accepted Ernest Yeung’s resignation as the Chief Financial Officer of the Company, effective as of September 30, 2026. Mr. Yeung’s decision to resign is for personal reasons.

Appointment of Eugene M. Johnston as the Company’s Chief Financial Officer

On October 1, 2026, the Board approved the appointment of Eugene M. Johnston as the Chief Financial Officer of the Company, effective immediately.

Eugene M. “Gene” Johnston, age 62, has been serving as the Chief Financial Officer of 1776 Acquisition Corp, a special purpose acquisition company, since November 2025. Since October 2022, he has been serving as the Chief Financial Officer of Mangoceuticals, Inc. (Nasdaq: MGRX), a men’s health and wellness telemedicine company, where he built the accounting function and led the company through its initial public offering on the Nasdaq Capital Market in March 2023. From February 2017 to September 2026, he served as a Manager at L&L CPAs, PA and from February 2017 to September 2026, as Audit Manager at Greentree Financial Group, Inc., a financial advisory and consulting firm that provides consulting services, where Mr. Johnston focused on PCAOB audits, internal controls, and financial reporting for SEC-reporting companies. From January 2005 to February 2017, he was the owner of Johnston Consulting Group, a consulting company advising companies on the transition to public ownership, and from August 1999 to February 2017, he served as Chief Executive Officer and Chief Financial Officer of Peoplesway.com, Inc. a skincare and nutritional products company. Mr. Johnston holds a B.S. in Business Management from the University of North Carolina at Charlotte.

The Company has entered into an Executive Employment Agreement, dated September 30, 2026 and effective October 1, 2026 (the “CFO Agreement”) with Mr. Eugene M. Johnston. With an initial term of two years from October 1, 2026, the CFO Agreement’s term is extendable for one-year upon mutual consents of the parties. The CFO Agreement provides an annual base salary of $150,000 (the “Base Salary”) and beginning with the fiscal year ending March 31, 2027, at the discretion of the Compensation Committee of the Board (the “Compensation Committee”), Mr. Johnston shall be eligible to receive an annual cash bonus (in an amount ranging from zero percent (0%) to twenty percent (20%) of the Base Salary actually paid to Mr. Johnston for such fiscal year. In addition, Mr. Johnston shall receive an initial equity grant of an option to purchase 60,000 Class A ordinary shares of the Company, along with eligibility for an annual option to purchase up to 50,000 Class A ordinary shares at the discretion of the Compensation Committee. Mr. Johnston is also entitled to all employee benefit plans, programs, and arrangements that are generally made available to senior executives of the Company and reimbursement of business related expenses. The CFO Agreement may be terminated by Company for cause immediately or by Mr. Johnston for good reason with 30 days written notice or by either party without cause with 30 days written notice. The CFO Agreement also provides for severance benefits under stated conditions, and contains customary provisions, including confidentiality, intellectual property, and non-solicit provisions.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other than disclosed above, there are no arrangements or understanding between the Company and Mr. Johnston pursuant to which Mr. Johnston was appointed and there is no family relationship between or among any director or executive officer of the Company or Mr. Johnston. There are no transactions, to which the Company is or was a participant and in which Mr. Johnston has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated September 30, 2026, between OFA Group and Eugene M. Johnston
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 5, 2026	OFA GROUP

	By:	/s/ Li Hsien Wong
	Name:	Li Hsien Wong
	Title:	Chief Executive Officer

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